UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 12, 2021

VoIP-PAL.COM INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55613	980184110
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7215 Bosque Blvd., Suite 102, Waco, TX	76710-4020
(Address of Principal Executive Offices)	(Zip Code)

1-954-495-4600

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

Item 3.02 Unregistered Sale of Equity Securities

Item 3.03 Material Modification to Rights of Security Holders

On April 12, 2021, VoIP-Pal.Com Inc. (the “Company”), Digifonica Intellectual Properties (DIP) Limited (the “Seller”) and Digifonica (International) Limited entered into an amendment (the “Amendment”) to the share transfer agreement between the parties originally dated June 25, 2013, and subsequently amended on July 18, 2013, October 6, 2013, October 31, 2013, November 25, 2013 and March 17, 2014 (collectively, the “STA”). Pursuant to the Amendment, the parties agreed to delete Section 5.5 of the STA, which included anti-dilution language in favor of the Seller requiring the Company to issue shares of common stock to the Seller or the Seller’s assignee in the event that the Seller owned less than 40% of the Company’s outstanding share capital at any given time, and replace it with language requiring the Company to issue to the Seller or the Seller’s assignee warrants to purchase shares of the Company’s common stock (each. a “Warrant”) exercisable at a price of $0.021 per share instead. In addition, the Amendment provided that the rights of the Seller under the new Section 5.5 of the STA would automatically terminate effective April 1, 2021.

As a result of the Amendment, the Seller, which is a corporation controlled by Emil Malak, the President, Chief Executive Officer and a director of the Company, (a) caused one assignee (the “Assignee”) to surrender 513,535,229 shares of the Company’s common stock previously issued to the Assignee under Section 5.5 of the STA and at the Seller’s direction, to the treasury of the Company for cancellation, and (b) relinquished its right to a further 107,935,333 shares of the Company’s common stock that were issuable as of the date of the Amendment. In exchange, the Company issued an aggregate of 621,470,562 Warrants to the Assignee, each of which is exercisable into one share of the Company’s common stock at a price of $0.021 per share until April 16, 2031. The Assignee is a spousal trust of which Mr. Malak is a trustee.

The Warrants were offered and sold to the Seller and the Assignee in a private transaction in reliance upon the exemption from registration provided by Rule 903 of Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company’s reliance on Rule 903 of Regulation S was based on the fact that neither the Seller nor the Assignee is a “U.S. person” as that term is defined in Rule 902(k) of Regulation S, that the Assignee (through the Seller) acquired the Warrants for investment purposes for its own account and not as nominee or agent, and not with a view to the resale or distribution thereof, and that the Seller understood that the Warrants may not be sold or otherwise disposed of without registration under the Securities Act and any applicable state securities laws, or an applicable exemption or exemptions therefrom.

In addition, on April 12, 2021, the Company and Mr. Malak entered into a debt settlement agreement (the “Debt Settlement Agreement”) pursuant to which Mr. Malak agreed to forgive an aggregate of $318,531 in accrued salary owing to him by the Company as of March 31, 2021 in exchange for the sum of $1.

As a result of the transactions described above, the Company currently has 1,600,347,863 Common shares issued and outstanding.

Copies of the Amendment and the Debt Settlement Agreement are attached hereto as Exhibits 10.3 and 10.4, respectively.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Exhibit Description
10.3	Amendment to Share Transfer Agreement between the Company, Digifonica Intellectual Properties (DIP) Limited and Digifonica (International) Limited dated April 12, 2021
10.4	Debt Settlement Agreement between the Company and Emil Malak dated April 12, 2021

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATED: April 20, 2021	By:	/s/ Emil Malak
Emil Malak
Chief Executive Officer

DATED: April 20, 2021	By:	/s/ Kevin Williams
Kevin Williams
Chief Financial Officer